UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 9, 2005

                         CITADEL SECURITY SOFTWARE INC.
             (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                    000-33491                  75-2873882
   (STATE OR OTHER          (COMMISSION FILE NUMBER)        (IRS EMPLOYER
   JURISDICTION OF                                      IDENTIFICATION NUMBER)
   INCORPORATION)

                         TWO LINCOLN CENTRE, SUITE 1600
                                5420 LBJ FREEWAY
                       DALLAS, TEXAS                      75240
               (Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.01 UNREGISTERED SALES OF EQUITY SECURITIES

On May 9, 2005, Citadel Security Software Inc. ("Citadel" or the "Company") entered into agreements with Satellite Asset Management related to a private placement for up to $11 million, consisting of up to 11,000 shares of Series B Convertible Preferred Stock (the "Series B Shares"), convertible into approximately 7.1 million shares of common stock at the initial conversion price of $1.55, and Warrants ("Warrants") to purchase approximately 2.8 million shares of common stock of Citadel at an initial


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exercise price of $1.75 per share, in a private placement to accredited investors under Regulation D of the Securities Act of 1933, as amended. In addition, Citadel and Satellite Asset Management entered into an Exchange Agreement where Citadel agreed to exchange warrants to purchase 1.2 million shares of common stock issued to Satellite Asset Management, L.P. in connection with the sale of Series A Convertible Preferred Stock for new warrants (the "Exchange Warrants") to purchase up to 1.2 million shares of common stock at an initial exercise price of $1.75 per share.

On May 9, 2005, Citadel completed the sale to the investors of $7 million of the Series B Shares (convertible into approximately 4.5 million shares of common stock at the initial conversion price) and Warrants to purchase approximately
2.8 million shares of common stock. 1 million shares of the Exchange Warrants are immediately exercisable.

Citadel has a put option to sell to the investors up to an additional $4 million of Series B Shares (convertible into approximately 2.6 million common shares) and warrants to purchase approximately 1 million shares of common stock at an exercise price of $1.75 per share, upon satisfaction of certain milestones, including shareholder approval, which Citadel intends to seek at its annual meeting anticipated to be held in July 2005. If shareholder approval is obtained, the remaining 200,000 shares under the Exchange Warrants will become exercisable.

The agreements also require that Citadel use its best efforts to obtain stockholder approval for the possible issuance of Common Stock in excess of 19.99% of the number of shares of Common Stock outstanding on the closing date (as a result of possible adjustment to the conversion price), as required under the applicable listing requirements of the Nasdaq SmallCap Market, to increase its authorized number of shares common stock to 100,000,000, and to amend the Certificate of Designations of its Series A Preferred Stock to reduce the conversion price from $5 to $3. The holder of the Series A Preferred Stock has agreed to waive the dividend requirements of the Series A Preferred Stock.

Copies of the Securities Purchase Agreement, Certificate of Designations, Rights and Preferences of the Series B Convertible Preferred Stock, form of Warrant, Registration Rights Agreement, Exchange Agreement and form of Exchange Warrant, and Citadel's press release announcing the private placement are attached as exhibits to this Current Report and are incorporated herein by reference in their entirety. The summaries of these documents in this Current Report on Form 8-K are qualified in their entirety by reference to the exhibits.

The private placement consisted of the following securities:

SERIES B CONVERTIBLE PREFERRED STOCK

Liquidation Preference/Maturity Date/Dividend Payment Dates/Dividend Rate/Redemption/Voting

LIQUIDATION PREFERENCE

The Series B Shares have a liquidation preference in an amount equal to their stated value of $1,000 per share and are pari passu securities with the Series A Convertible Preferred Stock. The Series B Shares do not accrue dividends (unless Citadel declares dividends on its common stock).

MATURITY

The Series B Shares mature on May 9, 2008. Upon maturity, the company will pay the holders of Series B Shares cash equal to the aggregate liquidation preference of the Series B Shares, or, if certain conditions are met, the Company may pay the holders in shares of Common Stock.

CONVERSION

The Series B Shares are convertible at the option of the holder at any time prior to maturity into shares of common stock of the Company, initially at a conversion price of $1.55 per share, subject to adjustment upon certain events, including as a result of the sale of equity securities by the Company at a price below the conversion price, on a full ratchet basis. The Company has agreed not to issue any of its equity


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securities at a price below the current market price until shareholder approval of the transactions is obtained.

Citadel may require that a specified amount of the Series B Shares be converted if (i) the registration statement covering the underlying shares of common stock has been declared effective and is available to the holder, and shall cover the number of registrable securities required by the Registration Rights Agreement;
(ii) the common stock shall be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange and trading in the common stock on such market or exchange shall not have been suspended; (iii) no mandatory redemption event referred to below has occurred; and (iv) the Closing Bid Price shall be equal to at least 200% of the Conversion Price then in effect (subject to adjustment for stock splits, stock dividends and similar events). The maximum aggregate amount of the Series A Shares that Citadel may require to be converted at any one time is an amount that is less than 4.99% of Citadel's outstanding common stock.

MANDATORY REDEMPTION AT HOLDERS' OPTION UPON CERTAIN EVENTS

A holder may require Citadel to repurchase such holder's Series B Shares in cash at 101% of the liquidation preference of the Series B Shares if a Fundamental Change occurs, including the following: (a) any representation or warranty of the Company made in the transaction documents fails to be true and correct in all material respects, (b) the Company fails to perform in all material respects its covenants and agreements in the transaction documents, or (c) a liquidation event occurs. If a change of control occurs, a holder may require Citadel to repurchase such holder's Series B Shares in cash at 120% of the liquidation preference.

VOTING RIGHTS

The Series B Shares are generally non-voting securities, except for certain protective provisions where the holders of Series B Shares are entitled to vote as a separate class.

WARRANTS TO PURCHASE SHARES OF COMMON STOCK:

EXERCISE

The Warrants issued in connection with the Initial Closing entitle the holders to purchase up to 1,806,452 shares of Common Stock at an initial exercise price of $1.75, subject to adjustment upon certain events, including as a result of the sale of equity securities by the Company at a price below the exercise price of the Warrants.

The Exchange Warrants issued in connection with the Initial Closing entitle the holders to purchase up to 1 million shares of Common Stock at an initial exercise price of $1.75, subject to adjustment upon certain events, including as a result of the sale of equity securities by the Company at a price below the
exercise price of the Warrants.   If shareholder approval is obtained, the
Exchange Warrants will become exercisable for 1.2 million shares of Common
Stock.

In connection with the put option, Citadel has agreed to issue to the investors warrants to purchase approximately 1 million additional shares of common stock at an exercise price of $1.75 per share (subject to shareholder approval to increase the number of authorized shares of common stock at the annual meeting).

TERM

The Warrants issued on May 9 are exercisable (in whole or in part) at any time on or before May 9, 2015. Any additional Warrants issued if the Company exercises its put option will have a similar 10-year term.

REGISTRATION RIGHTS


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Under a Registration Rights Agreement, the Company has agreed to (1) file with the Securities and Exchange Commission a shelf registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Initial Series B Shares and exercise of the Initial Warrants within 30 days of the Initial Closing and (2) use its reasonable best efforts to cause the shelf registration statement to become effective within 120 days of the closing. The Company will be required to make certain payments to the holders of the Series B Shares and the Warrants if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities. Citadel has made similar commitments with respect to the additional Series B Shares and Warrants to be issued in connection with the Put Option. The Company has agreed that it will not issue any additional equity securities, subject to certain exceptions including shares issued under the Company's 2002 Stock Incentive Plan, as amended, until the later of (a) 30 days after the registration statement(s) covering the shares of common stock issuable upon conversion of the Series B Shares and exercise of the Warrants is effective, or (b) 90 days after the last closing under the Securities Purchase Agreement occurs.

Citadel intends to use the net proceeds from the sale of the Series B Shares and the Warrants for working capital and general corporate purposes.

The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirement.

2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 9, 2005, Citadel Security Software Inc. issued a press release announcing its financial results for the fiscal quarter ended March 31, 2005. A copy of the press release is furnished as Exhibit 99.2 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

3.1 Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock

4.1  Form of Warrant to Purchase Common Stock

4.2 Registration Rights Agreement, dated as of May 9, 2005 by and among Citadel and the entities whose names appear on the signature pages thereof

4.3 Exchange Agreement, dated as of May 9, 2005 by and between Citadel and Satellite Strategic Finance Associates LLC.

4.4  Form of Exchange Warrant to purchase Common Stock

10.1 Securities Purchase Agreement, dated as of May 9, 2005 by and among Citadel and the entities whose names appear on the signature pages thereof

99.1 Press release issued by Citadel Security Software Inc. on May 9, 2005


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99.2 Press Release of Citadel Security Software Inc. dated May 9, 2005, announcing its financial results for the first quarter ended March 31, 2005.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Citadel Security Software Inc.
(Registrant)


By:       /s/ STEVEN B. SOLOMON
          Steven B. Solomon
          Chief Executive Officer

Dated as of May 10, 2005


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